Exhibit 99.1

ImClone Systems Incorporated

Investors and Media Contact:

Rebecca Gregory

(646) 638-5058

IMCLONE SYSTEMS APPOINTS JULES HAIMOVITZ TO
BOARD OF DIRECTORS

ANDREW G. BODNAR RESIGNS FROM THE BOARD OF DIRECTORS

New York, NY — May 10, 2007 — ImClone Systems Incorporated (NASDAQ: IMCL) announced today that Jules Haimovitz has been appointed a director by the Company’s Board of Directors (the “Board”), effective as of May 10, 2007.  Mr. Haimovitz will serve as the Chairman of the Audit Committee of the Board.  The Company also announced that on May 7, 2007, Andrew G. Bodnar resigned as a director of the Company.

“We are very pleased that Jules Haimovitz has joined ImClone’s Board of Directors.  ImClone will benefit both from his executive talents and from his experience in managing various creativity-based businesses,” said Alexander J. Denner, Ph.D., Chairman of ImClone Systems’ Executive Committee.  Dr. Denner further stated, “We would also like to thank Andrew Bodnar for his dedicated years of service to the Company.  Dr. Bodnar made valuable contributions during his tenure as a director.  We wish him well in the future.”

Since July 2002, Mr. Haimovitz has served as Vice Chairman and Managing Partner of Dick Clark Productions Inc., a producer of programming for television, cable networks and syndicators. From June 1999 to July 2004, Mr. Haimovitz served in various capacities at Metro Goldwyn Mayer Inc., including President of MGM Networks Inc., a wholly-owned subsidiary, Executive Consultant to the CEO, and Chair of the Library Task Force. From July 1997 to February 1999, he served as President and Chief Operating Officer of King World Productions, Inc., a worldwide distributor of first-run programming. Mr. Haimovitz has also served in executive positions at Diva Systems Corporation, ITC Entertainment Group, Spelling Entertainment Inc. and Viacom Inc.  Mr. Haimovitz currently serves on the Board of Directors of Blockbuster, Infospace, Inc., TVN Entertainment and GNet Productions.  A native New Yorker, now living in California, Mr. Haimovitz holds a dual B.A. degree in Mathematics and Communications, as well as an M.A. degree in Mathematics from Brooklyn College.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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